July 20, 2016

Special Opportunities Fund, Inc.
615 East Michigan Street
Milwaukee, WI 53202

Ladies and Gentlemen:
We have acted as counsel to Special Opportunities Fund, Inc. (the “Fund”), a Maryland corporation, in connection with the Registration Statement on Form N-2 filed with the Securities and Exchange Commission on December 1, 2015, as amended by Pre-Effective Amendments on Form N-2/A filed on December 1, 2015 and July 14, 2016 and by Post-Effective Amendment on Form N-2/A filed on the date hereof (the “Registration Statement”).  The Registration Statement covers (i) shares of convertible preferred stock with a par value of $0.001 per share (the “Preferred Shares”) to be issued pursuant to the exercise of rights (the “Rights”) to be issued to the stockholders of record of outstanding shares of common stock of the Fund, par value $0.001 per share (“Common Shares”), (ii) the Rights, and (iii) Common Shares to be issued upon the conversion of the Preferred Shares.  The Rights entitle such stockholders to purchase one Preferred Share of the Fund for every Right held.
For purposes of rendering this opinion, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following documents:
a.	The Registration Statement;

b.	The Amended and Restated Articles of Incorporation, as amended, of the Fund filed as an exhibit to the Registration Statement;

c.	By-Laws of the Fund, as amended, filed as an exhibit to the Registration Statement;

d.	The Articles Supplementary of the Fund relating to the designation of the Preferred Shares filed as an exhibit to the Registration Statement (the “Articles Supplementary”);

e.
An Officer’s Certificate dated the date hereof, certifying as to, among other things, the resolutions of the Board of Directors adopted at meetings held on September 18, 2015 and June 14, 2016 with respect to the Registration Statement; and

f.	The form of transferable subscription rights certificate filed as an exhibit to the Registration Statement.

For purposes of this opinion, we have not reviewed any documents other than those documents listed in paragraphs (a) through (f) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that may be referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters stated herein, all of which we have assumed to be true, complete and accurate in all respects.
With respect to all documents examined by us, we have assumed that: (i) all signatures on such documents are genuine; (ii) all documents submitted to us as originals are authentic and complete; and (iii) all documents submitted to us as copies conform to the originals of those documents.
Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:
1.
The Rights have been duly authorized and, when delivered in accordance with the prospectus forming part of the Registration Statement, will be the valid and binding obligations of the Fund, enforceable against the Fund in accordance with their terms.

2.
The Preferred Shares, when sold, paid for and issued in accordance with the terms of the prospectus forming part of the Registration Statement pursuant to the exercise of the Rights, and the Common Shares, when issued upon the conversion of the Preferred Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and non-assessable.

The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinions are intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinions are based on and are limited to, as in effect on the date hereof, the federal laws of the United States of America and the laws of the State of Maryland, and we render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction. Additionally, as to matters of Maryland law, we have solely relied upon the opinion of The Law Offices of Stephanie Darling, Esq. dated as of the date hereof, attached hereto as Annex I hereto and our opinion is subject to the same assumptions, qualifications, and limitations with respect to such matters as are contained in such opinion.

The opinions expressed in this letter are subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship and similar laws affecting creditors’ rights and remedies generally; to general principles of equity, including without limitation concepts of materiality and principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
We have assumed and have not verified that each of the statements made by the Fund in the Registration Statement are true, correct and complete, and that any information delivered or otherwise disclosed in the Registration Statement by the Fund is true, correct and complete.
The opinions expressed herein are expressed as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which hereafter may come to our attention, or to reflect any changes in any facts, circumstances or law which may hereafter occur.
We hereby consent to the use of this opinion as Exhibit 2(l) to the Registration Statement and to the reference to this Firm in the Fund’s prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.  Nothing in this paragraph shall be deemed to change the effective date of this opinion.

Very truly yours,
/s/ Blank Rome LLP
BLANK ROME LLP

ANNEX I

Stephanie@DarlingLawOffice.com

818 Ridge Road
Rising Sun, MD 21911
410.658.7491

July 20, 2016
Blank Rome LLP
405 Lexington Avenue
New York, NY 10174-0208

Ladies and Gentlemen:
We have acted as special counsel to Blank Rome LLP in connection with its legal opinion issued to Special Opportunities Fund, Inc. (the “Fund”), a Maryland corporation, in connection with the Registration Statement on Form N-2 filed with the Securities and Exchange Commission on December 1, 2015, as amended by Pre-Effective Amendments on Form N-2/A filed on December 1, 2015 and July 14, 2016 and by Post-Effective Amendment on Form N-2/A filed on the date hereof (the “Registration Statement”).  The Registration Statement covers (i) shares of convertible preferred stock with a par value of $0.001 per share (the “Preferred Shares”) to be issued pursuant to the exercise of rights (the “Rights”) to be issued to the stockholders of record of outstanding shares of common stock of the Fund, par value $0.001 per share (“Common Shares”), (ii) the Rights, and (iii) Common Shares to be issued upon the conversion of the Preferred Shares.  The Rights entitle such stockholders to purchase one Preferred Share of the Fund for every Right held.
For purposes of rendering this opinion, our examination of documents has been limited to the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following documents:
a.	The Registration Statement;

b.	The Articles of Incorporation, as amended, of the Fund;

c.	The Amended and Restated By-Laws of the Fund dated December 30, 2014;

d.
The Articles Supplementary of the Fund filed with the Maryland State Department of Assessment and Taxation on July 15, 2016 and relating to the designation of the Preferred Shares (the “Articles Supplementary”);

e.
An Officer’s Certificate dated the date hereof, certifying as to, among other things, the resolutions of the Board of Directors adopted at meetings held on September 18, 2015 and June 14, 2016 with respect to the Registration Statement; and

f.	The form of transferable subscription rights certificate filed as an exhibit to the Registration Statement.

    For purposes of this opinion, we have not reviewed any documents other than those documents listed in paragraphs (a) through (f) above.  In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that may be referred to in or incorporated by reference into any document reviewed by us.  We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.  We have conducted no independent factual investigation of our own, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional matters stated herein, all of which we have assumed to be true, complete and accurate in all respects.

With respect to all documents examined by us, we have assumed that: (i) all signatures on such documents are genuine; (ii) all documents submitted to us as originals are authentic and complete; and (iii) all documents submitted to us as copies conform to the originals of those documents.
Based upon the foregoing, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:
1.
The Rights have been duly authorized and, when delivered in accordance with the prospectus forming part of the Registration Statement, will be the valid and binding obligations of the Fund, enforceable against the Fund in accordance with their terms.

2.
The Preferred Shares, when sold, paid for and issued in accordance with the terms of the prospectus forming part of the Registration Statement pursuant to the exercise of the Rights, and the Common Shares, when issued upon the conversion of the Preferred Shares in accordance with the terms of the Articles Supplementary, will be validly issued, fully paid and non-assessable.

The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinions are intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinions are based on and are limited to, as in effect on the date hereof, the federal laws of the United States of America and the laws of the State of Maryland, and we render no opinion with respect to the laws of any other jurisdiction or, without limiting the generality of the foregoing, the effect of the laws of any other jurisdiction.
The opinions expressed in this letter are subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, receivership, moratorium, rearrangement, liquidation, conservatorship and similar laws affecting creditors’ rights and remedies generally; to general principles of equity, including without limitation concepts of materiality and principles of reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

We have assumed and have not verified that each of the statements made by the Fund in the Registration Statement are true, correct and complete, and that any information delivered or otherwise disclosed in the Registration Statement by the Fund is true, correct and complete.
The opinions expressed herein are expressed as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which hereafter may come to our attention, or to reflect any changes in any facts, circumstances or law which may hereafter occur.  Blank Rome LLP may rely on this opinion in connection with the issuance of its own opinion dated as of the date hereof.
We hereby consent to the use of this opinion as Exhibit 2(l) to the Registration Statement and to the reference to this Firm in the Fund’s prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.  Nothing in this paragraph shall be deemed to change the effective date of this opinion.

Very truly yours,
/s/ The Law Office of Stephanie Darling
THE LAW OFFICE OF STEPHANIE DARLING